UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

Flat Rock Capital Corp.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55767	82-0894786
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 6th Avenue, 18th Floor New York, NY 10019
(Address of principal executive offices)

(212) 596-3413
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Entry into a Material Definitive Agreement.

Expansion of Credit Facility

On May 31, 2019, Flat Rock Capital Corp. (the “Company”), through a special purpose wholly-owned subsidiary, FRC Funding I, LLC (“FRC Funding” and together with the Company, the “Borrowers”) entered into Amendment No. 2 (the “Amendment”) to the Loan and Security Agreement (the “Loan Agreement”), originally dated as of October 12, 2018 and amended as of December 10, 2018, with Hitachi Business Finance and certain financial institutions as lenders (“Lenders”), Cadence Bank, N.A., as successor-by-merger to State Bank and Trust Company, as the administrative agent and Alostar Capital Finance, as Lead Arranger and Bookrunner.

The Amendment amends the definition of “Asset Coverage Ratio,” “Service Termination Event” and increases the aggregate amount available to the Borrowers under the Revolver Commitments to $35 million, beginning with the effective date of the Amendment.

Borrowings under the Revolver Commitments continue to be secured by substantially all of FRC Funding’s assets.

The description above is a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as an exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

On July 3, 2019, the Company issued a press release announcing the expansion of the Revolver Commitments under the Loan Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03 Creation of Direct Financial Obligation.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

On June 29, 2019, the Company accepted subscriptions for approximately 86,812 shares of its common stock, par value $0.001 per share (the “Common Stock”), at $19.79 per share, for aggregate proceeds of approximately $1,718,000. No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Stock. The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock and has not offered securities to the public in connection with such issuance and sale.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement by and among FRC Funding I, LLC as borrower, Flat Rock Capital Corp. as servicer, the Existing Lender Party thereto, Cadence Bank, N.A., as successor-by-merger to State Bank and Trust Company, as agent for the Lenders and Hitachi Capital America Corp. as a Lender, dated as of May 31, 2019
99.1	Press release, July 3, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flat Rock Capital Corp.

Dated: July 3, 2019	By:	/s/ Robert K. Grunewald
	Name:	Robert K. Grunewald
	Title:	Chief Executive Officer

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